                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2/A


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                Amendment No 1.

                            Foothills Resources, Inc.
                 (Name of small business issuer in its charter)

            Nevada                           1081                    98-0339-560
  (State or jurisdiction of      (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)      Classification Number)       Identification Number)


                                 9 Langton Close
                             Woking, Surrey, England
                          Phone: (011) 44 1483 850 329

          (Address and telephone number of principal executive offices and place of business)

                                Kennan E. Kaeder
                                 Attorney at Law
                          110 West C Street, Suite 1904
                               San Diego, Ca 92101
                              Phone: (619)232-6545
                               Fax: (619) 236-8182
                          Email: kennan@kklawoffice.com
            (Name, address and telephone number of agent for service)


Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
Title of each class     Amount to be          Proposed             Proposed        Amount of
class of                registered            maximum offering     maximum         registration fee
securities to be                              price per            agggregate
registered                                                         offering price
Common                  4,000,000             $0.05                $200,000         $50.00
----------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

            SUBJECT TO COMPLETION DATED JUNE 18, 2001 PROSPECTUS


                            FOOTHILLS RESOURCES, INC.

                                4,000,000 Shares

                                  Common Stock

                         Offering Price $0.05 per share

         This is our initial public offering so there is currently no public market for our shares.


         An investment in our company is risky, especially given the young age of our company. Only people who can afford to lose the money they invest in our company should invest in our shares. See Risk Factors.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

-----------------------------------------------------------------------------------------
                   Price to Public           Commissions &               Proceeds to
                   Payable In Cash           Discounts Prior to          Company
                   On Subscription           Legal and                   Prior to Legal
                                             Accounting Fees             and
                                                                         Accounting
                                                                         Fees
Per Share          $0.05                     $.00                        $.05
Total              $200,000                  $.00                        $200,000

         We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until November 1, 2001, unless we decide to cease selling efforts prior to this date. The minimum purchase is 100,000 shares at $.05 per share or $2,500.00.

         The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

                            FOOTHILLS RESOURCES, INC.

                The date of this prospectus is         , 2001

                                   -----------
                                TABLE OF CONTENTS
                                   -----------

                                                                                                Page
Prospectus Summary................................................................................3

Risk Factors......................................................................................3

Use Of Proceeds...................................................................................5

Determination Of Offering Price...................................................................6

Dilution..........................................................................................6

Plan Of Distribution..............................................................................7

Special Note Regarding Forward Looking Statements.................................................9

Legal Proceedings.................................................................................9

Directors, Executive Officers, Promoters And Control Persons......................................9

Security Ownership Of Certain Beneficial Owners And Management...................................10

Description Of Securities........................................................................10

Shares Eligible For Future Sale..................................................................11

Certain Transactions.............................................................................13

Business.........................................................................................14

Management's Discussion And Analysis Or Plan Of Operation........................................18

Legal Matters....................................................................................19

Experts..........................................................................................19

Available Information............................................................................19

Financial Statements............................................................................F-1


         Until ___________________________, 2001 all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         FOOTHILLS RESOURCES, INC. was incorporated under the laws of the State of Nevada on November 17, 2000. We have not commenced active business operations.

         We are an exploration stage company. We have acquired a lease for mining purposes on a total of 5 unpatented lode mineral claims located in the state of Nevada. An unpatented claim means that more assessment work is necessary before all mineral rights can be claimed. We intend to explore for metals, including silver and gold, on our property.

         Our administrative office is located at 9 Langton Close, Woking Surrey, England. Our telephone number is 011 44 1344 488 313. Our Nevada office is located at 5300 West Sahara Avenue, Suite 101, Las Vegas, Nevada, 89146. Our fiscal year end is December 31.

                                  The Offering


Securities Offered................  4,000,000 shares of common stock.

Offering Price....................  The shares are offered at $0.05 per share for total gross offering proceeds of
                                    $200,000.00.

Terms Of The Offering.............  There is no minimum offering. Accordingly, as shares are sold, we will use the money raised for our activities. The offering will remain open until November 1, 2001, or an additional 60 days at the sole discretion of our management, unless the total proceeds are earlier received or we determine, in our sole discretion to cease selling efforts.

Net Proceeds Our Company..........  $200,000.00

Use Of Proceeds...................  We will use the proceeds to pay for offering expenses, research and exploration.

                                  RISK FACTORS

         There is no minimum number of shares that must be sold. There is no minimum number of shares that must be sold and we will not refund any funds to you. There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

         We may not have adequate funds to conduct operations. You may be investing in a company that does not have adequate funds to conduct its operations. Because there is no minimum number of shares that must be sold and we will not refund any funds to you, it is possible that we may not raise enough funds to conduct our operations. If that happens, you will suffer a loss in the amount of your investment.



         Our company is only recently organized with no operating history which makes an evaluation of us difficult. Our company was recently organized on November 17, 2000 and is a start-up company. We have no operating history and we do not have any business prior to our organization. As of December 31, 2000, we had incurred losses of $4,927.00 and we expect losses to continue. There is nothing at this time on which to base an assumption that our business plan will prove successful, and there is no assurance that we will be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.



         Because of our lack of funds and past losses, our independent accountants' audit report indicates there is substantial doubt about our ability to continue as a going concern. Our independent certified public accountants have pointed out that we have incurred losses since our inception and have not yet been successful in establishing profitable operations, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. If we are unable to raise additional capital then you may lose your entire investment.



         The success of our company is dependent on management which has limited experience and will not spend full time working for our company which makes our future even more uncertain. As compared to many other public companies, our company does not presently have a depth of managerial and technical personnel. Our management has only limited experience with the business proposed to be engaged in by us. Furthermore, our sole officer and director will not be employed full time, at least initially, as he is involved with other businesses and have other interests which could give rise to conflicts of interest with respect to the business of and the amount of time devoted to our company.






         If we are unable to develop mineral reserves we may have to cease operations. If we are unable to develop mineral reserves either because we do not have money to do it or because it will not be economically feasible to do it, we may have to cease operations in which event you will lose your investment.

         We must limit our exploration because we are small and do not have much capital, we must limit our exploration. There are other larger exploration companies that could and probably would spend more time and money exploring our property.






         We may not have enough money to complete our exploration. We are totally dependent on the proceeds of this offering to commence our business operations. We may not have enough money to complete the exploration of our property. Phase I of our exploration will cost approximately $100,000. In addition, we are obligated to pay a minimum royalty of $7,500 by March 1, 2002. Phase II of our operations will cost approximately $200,000. This offering will net Foothills sufficient proceeds to complete Phase I but not Phase II if all of the securities offered are sold. Consequently, we will likely try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise all or part of it, we will have to suspend or cease operations. Management currently has no plan to engage in any alternative business if Foothills suspends or ceases operations as a result of not having enough money to complete our exploration program. If we suspend or cease operations, you will suffer a loss in the amount of your investment.



         There is no public trading market for our common stock. Because there is no public trading market for our common stock, you may not be able to resell your shares. There is currently no public trading market for our common stock. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.
Therefore, you may not be able to resell your shares.






         Management has no experience or formal training in mineral exploration. We currently have only one employee, J. Earl Terris, who is our sole shareholder, director and officer. Mr. Terris has no experience or formal training in mineral exploration. Prior to founding the company, Mr. Terris has been primarily engaged in the business of developing and launching various franchising opportunities for the past several years.

                                 USE OF PROCEEDS

         The net proceeds to us from the sale of the 4,000,000 shares offered hereby at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $28,050 for legal, accounting, printing and other costs in connection with the offering.

         The table below shows how proceeds from this offering would be used for scenarios where our company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

Percent of Total Shares Offered                   25%            50%            75%           100%
                                                  ($)            ($)            ($)            ($)
                                           ----------     ----------      ---------     ----------
Shares Sold                                 1,000,000      2,000,000      3,000,000      4,000,000
Gross Proceeds from offering                  $50,000       $100,000       $150,000       $200,000
Less Offering Expenses                        $28,050        $28,050        $28,050        $28,050
Net Offering Proceeds                         $21,950        $71,950       $121,950       $171,950
Use of Net Proceeds
    Claim Staking                              $4,000         $4,000         $4,000         $4,000
    Filing Fees                                $6,000         $6,000         $6,000         $6,000
    Reinterpretation of
    Geophysics                                                $3,000         $3,000         $3,000
    Compilation                                               $5,000         $5,000         $5,000
    Soil and rock sampling                                   $10,000        $10,000        $10,000
    Geologist Phase I                          $8,000        $14,000        $14,000        $14,000
    Phase I Drilling                                         $25,000        $52,000        $52,000
    Reclamation                                                              $6,000         $6,000
    Geologist Phase II                                                      $15,000        $15,000
    Drill Site Construction                                                                $10,000
    Phase II Drilling                                                                      $40,000
    Working Capital                            $3,950         $4,950         $6,950         $6,950
Total Use Of Net Proceeds                     $21,950        $71,950       $121,950       $171,950

         We will not be able to conduct any exploration activities unless approximately 15% of the offering is sold. In addition, unless approximately 15% of the offering is sold, all of our paid in capital will have been utilized to pay the expenses of this offering. It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 4,000,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

         Possible working capital uses include advertising and other ongoing selling, general and administrative expenses, to be determined by our executive officers based upon their assessment of our company's needs.

         Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $50,000 is received, $28,049 will be used to pay for accounting and legal fees. If less than $50,000 is received, the entire amount may be applied toward legal and accounting fees for this offering as well as state blue sky registrations and quarterly and annual reports required under the Securities Exchange Act of 1934.

                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

         You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

         Dilution is the difference between the public offering price of $0.05 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

         Our net book value prior to the offering, based on the December 31 2000 financial statements, was $9,373 or approximately $0.037 per common share.
Prior to selling any shares in this offering, we had 250,000 shares of common stock outstanding, which were purchased by the founding shareholder between December 7, 2000 and January 1, 2001 for $25,000 in cash or $.10 per share. We are now offering up to 4,000,000 shares at $0.05 per share. If all shares* offered herein are sold, we will have 4,250,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to receipt of the net proceeds from the offering on all shares sold and payment and issuance of the additional shares of common stock in the offering, but does not take into consideration any other changes in our net tangible book value, will be $181,324 or approximately $0.042 per share. This would result in dilution to investors in this offering of $0.008 per share, or 16% from the public offering price of $0.05 per share. Net tangible book value per share would not increase to the benefit of our present stockholder.

Dilution Table

         The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:

                                             1,000,000        2,000,000         3,000,000        4,000,000
                                             shares sold      shares sold       shares sold      shares sold
                                             -----------      -----------       -----------      -----------
Public offering price/share                       $0.050            $0.050           $0.050           $0.050
NTBV/ share prior to offering                     $0.037            $0.037           $0.037           $0.037
Net Proceeds to Foothills                        $21,951           $71,951         $121,951         $171,951
Total shares outstanding                       1,250,000         2,250,000        3,250,000        4,250,000
Increase attributable to new investors            $0.000            $0.000           $0.003           $0.005
Post Offering pro forma NTBV/share                $0.025            $0.036           $0.040           $0.042
Dilution to new investors                         $0.025            $0.014           $0.010           $0.008

Comparative Data

         The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from our company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

                                     Shares Purchased                   Total Consideration
                                 ------------------------             -----------------------
                                                                                            Average Price
                                    Number      Percent         Amount       Percent          Per Share
                                 ------------ -----------     ----------    ---------       ------------
Existing shareholder
J. Earl Terris                        250,000        5.8%     $   25,000        11.1%       $    0.100
New Investors *                     4,000,000       94.2%     $  200,000        88.9%       $    0.050
                                 ------------ -----------     ----------    ---------       ------------
Total                               4,250,000        100%     $  225,000         100%       $    0.052
                                 ============ ===========     ==========    =========       ============

------------
* It is possible we may not sell any of the shares, in which case the proceeds to our company will be $0.

                              PLAN OF DISTRIBUTION

General

         The following discussion addresses the material terms of the plan of distribution.

         We are offering up to 4,000,000 shares of our common stock at a price of $0.05 per share to be sold by our principal executive officer and director. This will be the only method of distribution. Foothills does not intend to make any distribution through an underwriter or on the Internet. The shares will be sold through our principal executive officer and director, so no compensation will be paid with respect to those sales, except for reimbursement of expenses actually incurred on behalf of our company in connection with such activities. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will be sold. A subscription agreement, the form of which is attached to this prospectus, will be required to be submitted by all purchasers of the shares.

         There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

         Our president, J. Earl Terris who is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, shall conduct the offering. Mr. Terris is deemed not to be a broker for the following reasons:

         *He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         *He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         *He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

         *He will restrict his participation to the following activities:

                  A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

                  B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

                  C. Performing ministerial and clerical work involved in effecting any transaction.

         As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.


         The offering will remain open for a period until November 1, 2001 or an additional 60 days in our sole discretion, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.


No Escrow Of Proceeds

         There is no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.

         We do not currently have any agreements with others to issue shares for services. However, we do anticipate that in the future, we may issue shares for sales and marketing and other services. When we issue shares for services, the value of the services must be a fair market value. The fair market value of the service provided will be determined by management and will be based upon a reasonable evaluation of market rates and values for specific services. No shares for services will be issued to any officer, director or affiliate of Foothills.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

                                LEGAL PROCEEDINGS

         We are not a party to or aware of any threatened litigation of a material nature.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers And Directors

         The following table sets forth the directors and executive officers of our company, their ages, term served and all officers and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

         There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.

Name of Director             Age              Term Served             Positions with Company
------------------           ----             ---------------         ----------------------
J. Earl Terris                56              Since inception         President, Secretary-
                                                                      Treasurer & Director


         Mr. Terris will serve as management of our company. A brief description of his background and business experience is as follows:

         J. Earl Terris is the founder of our company. Mr. Terris has been the President, Secretary-Treasurer and Director since our company's inception on November 17, 2000.



         Mr. Terris will devote approximately 10 to 15 hours per week to the business activities of Foothills. He is currently employed as the president and owner of Sirret Investments, Ltd., a Canadian private investment company, and as a development manager for Berkshire Young Enterprises. Between September 199 and January 2000 he was employed as the deputy store manager for Thresher Wine Stores. From November 1998 through August 1999 he was employed as a sales advisor and sales administrator for Comet Stores, Inc. From September 1996 through April 1998 he was employed as the president of Koda Resources, Ltd., a Canadian public resources company. From 1994 through 1997 is was a partner in Franchise Sales Associates and Franchise Conxions.



Executive Compensation

         Our sole director does not currently receive and has never received any compensation for serving as a director to date. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended December 31, 2000, by Mr. Terris, our sole executive officer.

                           Summary Compensation Table
                          Long-Term Compensation Awards

Name and Principal       Compensation-2000          ($)Number of shares
Position                 Salary      ($)Bonus       Underlying Options (#)
------------------       ------      --------       ----------------------
J. Earl Terris            None         None          None
President


         We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our company, each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our company as a group:

                                Title              Amount and Nature of        Percent        % After
Name and Address               of Class            Beneficial Ownership        of Class       Offering
----------------               --------            --------------------        --------       --------
J. Earl Terris                 Common              250,000 shares                  100%           5.8%

All officers &                 Common              250,000 shares                  100%           5.8%
directors as
a group (1 person)


         Prior to the sale of any shares in this offering, this individual is the only shareholders of our company. After offering percentages are calculated assuming sale of all shares in this offering there will be additional shareholders. The foregoing amounts include all shares these persons are deemed to beneficially own regardless of the form of ownership.

                            DESCRIPTION OF SECURITIES

         The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

         On March 1, 2001 we amended our articles of incorporation to authorize the issuance of 100,000,000 shares of $.001 par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.
Holders of our company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.
         Our company has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

Preferred Stock

         Our company is also presently authorized to issue 10,000,000 shares of $.001 par value preferred stock. No preferred stock has been issued as of this date and management has no current plans to issue preferred stock to any investor. Under our company's articles of incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from our company.

Options and Warrants

         We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

         We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under
Nevada corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

         We intend to use Nevada Agency And Trust Company, 50 West Liberty Street, Suite 880, Reno, NV 89501 as our transfer agent and registrar for the common stock upon completion of the offering.

Shares Eligible For Future Sale

         Upon completion of this offering, we will have 4,250,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 4,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

         The remaining 250,000 of common stock held by the existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale between December 7, 2001 and January 1, 2002 subject to the limitations of Rule
144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

         In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

         Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

         - by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and

         - by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

         There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

         Our shares will probably be subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                              CERTAIN TRANSACTIONS

         In connection with the organization of our company, J. Earl Terris, the founding shareholder, President, Secretary-Treasurer and Director of our company, has paid an aggregate of $25,000.00 cash to purchase 250,000 shares of common stock of our company.

         It is contemplated that we may enter into certain transactions with officers, directors or affiliates of our company which may involve conflicts of interest in that they will not be arms' length transactions. These transactions include the following:

         Our company presently has no office facilities but for the time being will use as its business address the office of Mr. Terris on a rent free basis, until such time as the business operations of our company may require more extensive facilities and our company has the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to our company on such a basis for any specific length of time.

         We have no formal written employment agreement or other contracts with our officers, and there is no assurance that the services to be provided by them, and facilities to be provided by Mr. Terris, will be available for any specific length of time in the future. Mr. Terris anticipates initially devoting up to approximately 15% of his time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, Mr. Terris is prepared to devote more time to our company, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with our company would be determined if and when such arrangements become necessary.




                                    BUSINESS

History And Organization

         Foothills Resources, Inc. (the "Company") was recently incorporated under the laws of the state of Nevada on November 17, 2000. We have not commenced business operations and we are considered an exploration stage enterprise. To date, our activities have been limited to organizational matters, obtaining a mining engineer's report and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of our company, the founding shareholder of our company contributed an aggregate of $25,000 cash in exchange for 250,000 shares of common stock. We have no significant assets, and we are totally dependent upon the successful completion of this offering and receipt of the proceeds there from, of which there is no assurance, for the ability to commence our proposed business operations.

Proposed Business


     In a letter agreement of November 30, 2000, Foothills acquired a 20 year mining lease from the owner of five unpatented lode mineral claims (the "claims") in an area known as the Nevada Mining District approximately 400 miles east of Reno Nevada. An unpatented mining claim requires further exploration before all mineral rights can be owned. The letter was subsequently memorialized as a written lease on March 1, 2001 with Herb Duerr and George J. Eliopulos. Mr. Duerr is the owner of the claims. The lease grants the exclusive right to explore, develop and mine the claims for gold, silver and other valuable materials. We are presently in the pre-exploration stage and there is no assurance that a commercially viable mineral deposit exists in our property until exploration is done and a comprehensive evaluation concludes that further exploration is warranted.


Under the terms of the lease, Foothills is obligated to pay a minimum annual royalty as follows, of which the first payment of $5,000 has already been made:

              Anniversary Date               Amount
           March 1,2001                   $ 5,000.00
           March 1,2002                   $ 7,500.00
           March 1,2003                   $10,000.00
           March 1,2004                   $20,000.00
           March 1,2005 &thereafter       $50,000.00


Under the terms of the lease, Foothills may buy out the leasehold interest $5,000,000 from which advance royalty payments, made up to the day of buyout, may be subtracted from the buyout price. If a buyout occurs, however, Foothills will be obligated to pay a perpetual one half of one percent royalty.




If Foothills fails to meet the lease payments, the landlord must give written a default notice. After receipt of default Foothills has 15 days to cure the default or the lease can be terminated. In addition, if Foothills fails to make federal, state, and county maintenance payments or filing fees at least 15 days prior to due date, the landlord may notify Foothills of a possible default. After 10 days, if this default is not cured the landlord may make the payments and Foothills must reimburse the landlord within 30 days plus a 20% penalty or the lease can be terminated.



Foothills may terminate the lease at any time but must give written notice 30 days prior to relinquishing the leased property. In the event Foothills desires to terminate the agreement after June 1 of any year, it is responsible for all filing fees for the next assessment year regarding the leased property. In addition, Foothills must quitclaim any claim located or acquired within one mile of the leased area to the landlord.

Annual maintenance fees are due on the claims by August 31. Federal fees are $100 per claim per year payable to the Department of the Interior, Bureau of Land management. State fees are $5.50 per year per claim payable to the White Pine County Recorder in Ely, Nevada.


Our business activities to date have been restricted to obtaining a report from our registered professional mining engineer, Edward P. Jucevic, obtaining a mining lease and preparing this offering. Mr. Jucevic has no direct or indirect interest in any of the mining claims leased to Foothills and will not be offered any interest in the future. According to Mr. Jucevic's report, the area hosts significant gold and silver values as defined in underground sampling and past production.


Mr. Jucevic's report details the geological and mining history of the claims leased by Foothills, including the land status, climate, geology and mineralization. Mr. Jucevic believes that based upon previous mining activity in the area, sufficient evidence exists to warrant further exploration on the leased property which could then lead to actual mining operations.


The earliest known mining activity in the area was conducted in 1869 when gold, silver and lead was discovered. The Nevada Mining District where our claims are located was formed and production of precious metals occurred in 1869 and 1873-1875. A shoot of high grade gold-silver-lead ore was mined in the late 19th century. Exploration for manganese started during World War I and continued into the cold war years. At least 14 diamond drill holes tested the mines. The holes were assayed for manganese, lead, zinc and silica, but were not assayed for gold. Sporadic manganese production occurred between 1910 and 1951 when manganese prices escalated. More than 25,000 tons of manganese were mined during this period.




Mr. Jucevic's report concludes and recommends that the Nevada Mining District hosts significant gold and silver values as defined in underground sampling and past production. Exploration efforts have indicated mine-able grades and thickness near the surface, but have failed to delineate a significant ore body to date. Other surveys have identified untested exploration opportunities to the north of any known drilling. One survey has also identified significant fault zones coincident with the known mineralization that continue to the north. These fault extensions have not been explored by drilling. With the high grades present, an exploration program should be undertaken toward these mineralized faults.


The exploration program proposed by Foothills is designed to determine whether mining operations would be economically feasible. It is uncertain at this time the precise level of mineralization that would justify actual mining operations. Some of the factors that would be used by Foothills to determine whether to proceed with mining operations would be the data generated by the proposed exploration program. This data will be evaluated to confirm that a mineral deposit is sufficiently defined on three or more sides. Another factor would be investigation into whether a buyer or a market exists for the minerals and the prevailing market price for the minerals.


The recommended exploration program is designed to find gold and silver bearing zones. The recommended exploration program for Foothills is in two phases as follows:

PHASE 1

         1. Acquisition by staking of open ground in portions of sections 2, 3, 10 and 11, Township 15 North, Range 64 East surrounding the claims.

         2. Compile all drilling and geochemical data. Reinterpret and combine results of geophysical surveys. Rank anomalous areas.

         3. Detailed mapping of the stratigraphy within the property boundaries, reconnaissance sampling and comparison with previous drilling. Soil sample areas of potential interest along strike of known mineralization and fill in any areas of interest in the main district.

         4. Drilling of 8 angle holes 300 feet (91 m) long across the interpreted feeder faults. Samples to be assayed for gold, silver, arsenic, mercury, lead, zinc and thallium on 10 feet
                  (3m) intervals.

         5.       Reclamation.

PHASE 2

         1. Drilling of 30 angle holes averaging 500 feet long across the mineralized feeder faults to determine extent, depth and dip of mineralization. Several of these holes will be targeted for the lower Pilot Shale horizon to test for disseminated mineralization as well.

         2.       Reclamation


Approximate costs of the recommended program are listed below.

PHASE 1
RECOMMENDATION                    COST
Claim Staking                     $ 4,000
Filing Fees                       $ 6,000
Reinterpretation of Geophysics    $ 3,000
Compilation                       $ 5,000

Soil and Rock Sampling            $ 10,000
Permitting Geologist and Expenses $ 14,000
Drilling and assaying             $ 52,000
Reclamation                       $  6,000

TOTAL COST PHASE I:               $100,000

Phase 1 should take about three months to complete.

PHASE 2
RECOMMENDATION                     COST
Drilling and assaying             $150,000
Geologist and Expenses            $ 15,000
Drill Site Construction           $ 10,000
Permitting and Reclamation        $ 25,000
TOTAL COST PHASE II               $200,000


Phase 2 would take six months to complete. The proceeds of this offering will be insufficient to complete Phase II.


Location and Access

     The project is located in eastern Nevada approximately 400 miles east of Reno. The property is located within sections 10 and 11 of Township 15 North, Range 64 East.

         Access to the property from Ely, Nevada, is via highway US 50, US 93 and US 6 south for a distance of 8.2 miles to the CCC Ranch road. Turn east on an easterly trending, well maintained gravel road for 4.3 miles to the property. Topographic coverage is provided by the USGS Comins Lake Quadrangle 1:24000 sheet.

Land Status

         According to U. S. Bureau of Land Management (USBLM) records in Reno, Nevada, there are a total of 5 valid unpatented lode mining claims within the above mentioned sections. The TC 36 - 40 claims with USBLM serial numbers NMC 709646 - 709650. These are the unpatented claims that have been leased by Foothills. The property totals approximately 100 acres. The owner of record is Herb Duerr. Rental fees assessed by the USBLM and County assessment fees have been paid through August 31, 2001. Federal fees are $100 annually per claim and state fees are $5.50 annually per claim.

         The surrounding lands are owned by the USBLM and open for staking. Mr. Jucevic has recommended that an additional 15 claims be located to cover the strike and provide an adequate buffer on either side of the mineralized zone.

Climate and local resources.

         The property is located at elevations ranging from 6900 to 7050 feet in gently rolling hills covered with sagebrush and Pinon pines. The climate is temperate with moderate snow cover from December to March. No perennial streams exist on the property, however groundwater is plentiful. Power lines are located about three miles west of the property. The closest population center is Ely, Nevada located about 10 miles northwest.

Geology

The area has been affected by numerous geological events. Uplift and erosion have taken place at least twice in the region. High angle structures provided a path for intrusive dikes and later a plumbing system for hydrothermal fluids.

The main trend of mineralization, north-northeast, parallels the range and is considered a part of one or more of the uplift events. A second set of northwest trending structures appear to be related to cleavage and perpendicular to one or more folding events along the range front. This folding event has developed an anticline investigated by series of shallow shafts in the center of the district. A third series of faults are hypothesized from the geophysical surveys. These faults appear to be nearly easterly trending. They appear to contain significant silica and argillization as noted in the resistivity from the gradient array survey.


Faulting provides the plumbing system for hydrothermal fluids to permeate the host rock and develop mineral deposits. The Nevada Mining Districts are developed along major fault systems in the same formations. Geological structures may point to a possible gold system at depth. Ore grade gold and silver on surface and in underground workings have been found in the area.


Because geological structure appear to control all of the known metal occurrences in the area, the most important function of further exploration will be to determine the location and strength of feeder structures and the depth of these structures.

Alteration and Mineralization


A composite of all rock, soil and drill results for gold indicates at least three separate mineralized areas. Air track holes on the east side of the property indicate a shallow block of mineralization up to 40 feet thick.
No deeper drilling is known in this area.


The workings include underground sampling and two drill holes that indicate high grade gold associated with a fault zone to 10 feet wide hosted in limestone. This mineralization is projected into the underlying shale limestone which hosts disseminated mineralization.




Surveys

A survey completed by Echo Bay defined several anomalous areas of low resistivity below 100 feet or more that could contain mineralization. These anomalous zones are on the north end of the property and have yet to be tested.




    We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Competitive Factors

     The mineral mining industry is fragmented. We compete with other exploration companies looking for a variety of mineral reserves. We may be one of the smallest exploration companies in existence. Although we will be competing with other exploration companies, there is no competition for the exploration or removal of minerals from our property. Readily available markets exist in North America and around the world for the sale of minerals. Therefore, we intend to develop mining claims to the production decision, point, and an advanced stage in which major mining production companies would seriously consider pursuing the property as a valuable and significant acquisition.

Regulations

         General exploration work including surveying, geophysical and geochemical programs that do minimal surface disturbance do not require county, state or federal permits. The initial reverse circulation drill program will only require minimal permits as the surface and minerals are privately owned. Expansion in to Phase II will likely need approval and bonding.

We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations. Foothills anticipates that it will be required to post bonds in the event the expanded work programs involve extensive surface disturbance.

Employees

     Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Foothills will consider hiring technical consultants as funds from this offering and additional offerings or revenues from operations in the future permit. At present, our only employee is Mr. J. Earl Terris.

Employees and Employment Agreements

     At present, we have no employees, other than Mr. Terris, our president and sole director who has received no compensation for his services. Mr. Terris does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

     We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

         To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

     We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about Foothills upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct research and exploration of our leased claims. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on November 17, 2000

     We just recently acquired our first unpatented lode mineral claims. At this time we have not yet commenced the research and/or exploration stage of our mining operations on that property. We have paid $5,000 for a mining lease. As December 31, 2000 we have experienced operating losses of $4,927.

Plan of Operations


     Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on November 17, 2000 to December 31, 2000 was $10,968 as a result of proceeds received from our president and sole director. Our business activities to date have been restricted to obtaining a mining engineer's report, a mining lease and preparing this offering. We will be unable to undertake Phase I and conduct any exploration activities unless at least 25% of this offering is sold.



      Foothills's plan of operations for the next twelve months is to at a minimum undertake Phase I of the drilling and exploration program which will cost $100,000.00. We cannot complete Phase I, however, unless at least 70% of the offering is sold. The total cost of Phase II is estimated to be $200,000.00 and therefore cannot be completed unless this entire offering is sold and additional capital is raised by Foothills. We have no plan to engage in any alternative business if Foothills ceases or suspends operations as a result of not having enough money to complete any phase of the exploration program.

      We intend to follow the recommendations of our expert mining engineer, Edward P. Jucevic, who has prepared a technical report on the leased claims. Mr. Jucevic has recommended conducting an exploration program in two distinct phases. Phase I will involve staking of open ground surrounding the leased claims area and compiling all available drilling and geochemical data for the claims area for analysis. We then intend to perform detailed mapping within the leased property boundaries and take some reconnaissance sampling to compare with previous drilling results. With this information in hand, we intend to drill eight angled holes 300 feet deep along mineralized fault lines. Samples will be extracted and assayed for gold, silver, arsenic, mercury, lead, zinc and thallium.

      We anticipate that we will incur total expenses of $100,000 during Phase I. These expenses will include $4,000 for claim staking, $6,000 for filing fees, $3,000 of analyzing existing data and $5,000 for data compilation. In addition, we will incur expenses of $10,000 for soil and rock sampling, $14,000 for permitting and geologist fees, $52,000 for drilling and assaying and $6,000 for reclamation.

      Upon completion of Phase I, we will determine the cost effectiveness of proceeding to Phase II. In making this determination, we will undertake to have our data from Phase I independently verified for accuracy by an independent registered engineer to confirm the existence of mineral deposits. In addition, we will make investigations into whether a buyer or a market exists for our mineral products and analyze whether the minerals can be extracted by us for a profit.

Liquidity and Capital Resources

         As of the date of this registration statement, we have yet to generate any revenues from our business operations. Since our inception, Mr. Terris has paid $25,000 in cash in exchange for 250,000 shares of common stock. This money has been utilized for organizational and start-up costs and as operating capital.

         We will be required to sell at least 25% of this offering before commencing Phase I of our planned exploration program. In addition, unless more than 75% of the offering is sold, we will not be able to complete Phase
I. Assuming sufficient funds are raised in this offering to complete Phase I, we will be able evaluate within the next 12 months whether to proceed with Phase II. Should we decide to proceed with Phase II, we will be required to raise approximately $150,000.00 in additional capital to fully implement our business plan.

         According to the terms or our mineral lease, we are obligated by March 1, 2002 to pay a minimum royalty of $7,500, a minimum royalty of $10,000 by March 1, 2003, a minimum royalty of $20,000 by March 1, 2004 and a minimum royalty of $50,000 by March 1, 2005 and $50,000 annually thereafter for the balance of the 20 year lease term. In addition, we must pay a perpetual royalty of 0.5% to the landlord. We also have the right to buy out the landlord's interest at any time for $5,000,000 less any royalties already paid. We will be required to renegotiate the terms of the mineral lease in the event we are unable to raise sufficient funds in time to meet these obligations.




                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Kennan E. Kaeder, Attorney at Law, Suite 1904, 110 West C Street, San Diego, California 92101.

                                     EXPERTS

         The financial statements of Foothills Resources, Inc. for the period from inception on November 17, 2000 through December 31, 2000, included in this prospectus have been examined Amisano Hanson, Suite 604-750 West Pender Street, Vancouver, Canada V6C 2T7, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We are filing a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Foothills Ventures and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

         As of the effective date of this prospectus, we will become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission.

These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Pacific Regional Office 5670 Wilshire Boulevard, 11th Floor Los Angeles, CA 90036-3648. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

         Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing Foothills Resources, Inc. 9 Langton Close, Woking, Surrey, England.

                            FOOTHILLS RESOURCES, INC.
                         [An Exploration Stage Company]

                              FINANCIAL STATEMENTS


                                    CONTENTS


                                                                   Page

Independent Auditors' Report                                        F-2

Balance Sheet                                                       F-3

Statement of Operations, for the period from inception              F-4
on November 17, 2000 through December 31, 2000

Statement of Cash Flows, for the period from inception              F-5
November 17, 2000 through December 31, 2000

Statement of Stockholders' Equity, from inception                   F-6
on November 17, 2000 through December 31, 2000

Notes to Financial Statements                                F-7 - F-11

Balance Sheet March 31, 2001                                       F-12

Statement of Operations March 31, 2001                             F-13

Statement of Cash Flows March 31, 2001                             F-14

Statement of Stockholders Equity March 31, 2001                    F-15

Notes to Financial Statements                                      F-16

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders,
Foothills Resources, Inc.

We have audited the accompanying balance sheet of Foothills Resources, Inc. (An Exploration Stage Company) as at December 31, 2000 and the statements of operations, stockholders' equity and cash flows for the period November 17, 2000 (Date of Incorporation) to December 31, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Foothills Resources, Inc. as at December 31, 2000 and the results of its operations and its cash flows for the period from November 17, 2000 (Date of Incorporation) to December 31, 2000, in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements referred to above have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company is in the exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                              Amisano Hanson
February 19, 2001                                       Chartered Accountants

                             SEE ACCOMPANYING NOTES
                            FOOTHILLS RESOURCES, INC.
                         (An Exploration Stage Company)
                                  BALANCE SHEET
                                December 31, 2000
                             (STATED IN US DOLLARS)

                                                                                2000
                                     ASSETS
Current
   Cash                                                                    $       10,968
                                                                           ==============

                                   LIABILITIES
Current
   Accounts payable                                                        $        1,595
                                                                           --------------

                              STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value
      1,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
     50,000,000 shares authorized
        143,000 shares outstanding - Note 6                                        14,300
Deficit accumulated during the exploration stage                                    4,927
                                                                           --------------

                                                                                    9,373
                                                                           --------------

                                                                           $       10,968
                                                                           ==============

Nature and Continuance of Operations - Note 1
Subsequent Events - Note 6





APPROVED BY THE DIRECTOR:

                                            , Director
--------------------------------------------


                             SEE ACCOMPANYING NOTES

                            FOOTHILLS RESOURCES, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF OPERATIONS
  for the period November 17, 2000 (Date of Incorporation) to December 31, 2000
                             (STATED IN US DOLLARS)
                              --------------------

                                                         November 17,
                                                             2000
                                                           (Date of
                                                      Incorporation) to
                                                         December 31,
                                                             2000
                                                      -----------------
Revenue
   Interest income                                        $          23
                                                          -------------
Expenses
   Bank charges                                                      18
   Management fees                                                2,500
   Professional fees                                              2,432
                                                          -------------

                                                                  4,950
                                                          -------------

Net loss for the period                                   $       4,927
                                                          =============
Loss per share                                            $       0.08
                                                          =============

Weighted average number of shares outstanding                    57,978
                                                          =============


                             SEE ACCOMPANYING NOTES

                            FOOTHILLS RESOURCES, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF CASH FLOWS
  for the period November 17, 2000 (Date of Incorporation) to December 31, 2000
                             (STATED IN US DOLLARS)
                              --------------------

                                                                     November 17,
                                                                         2000
                                                                       (Date of
                                                                  Incorporation) to
                                                                     December 31,
                                                                         2000
                                                                  -----------------
Cash Flows from Operating Activities
   Net loss for the period                                              $ (4,927)
   Change in non-cash working capital balance
    related to operations
     Accounts payable                                                      1,595
                                                                        --------

                                                                          (3,332)
                                                                        --------

Cash Flows from Financing Activities
   Capital stock subscribed                                               14,300
                                                                        --------

Increase in cash during the period                                        10,968

Cash, beginning of the period                                                  -
                                                                        --------

Cash, end of the period                                                 $ 10,968
                                                                        ========


                             SEE ACCOMPANYING NOTES

                            FOOTHILLS RESOURCES, INC.
                         (An Exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
  for the period November 17, 2000 (Date of Incorporation) to December 31, 2000
                             (STATED IN US DOLLARS)
                              --------------------

                                                                                         Deficit
                                                                                       Accumulated
                                                                      Additional       During the
                                             Common Shares              Paid-in        Exploration
                                           #           Par Value        Capital           Stage           Total
Capital stock subscribed
 pursuant to an offering
 memorandum for cash
                      - at $0.10            143,000    $       143     $    14,157     $         -      $    14,300

Net loss for the period                           -              -               -          (4,927)          (4,927)
                                            -------    -----------     -----------     -----------      -----------
Balance, as at
 December 31, 2000                          143,000    $       143     $    14,157     $    (4,927)     $     9,373
                                            =======    ===========     ===========     ===========      ===========

                             SEE ACCOMPANYING NOTES

                            FOOTHILLS RESOURCES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
  for the period November 17, 2000 (Date of Incorporation) to December 31, 2000
                             (STATED IN US DOLLARS)
                              --------------------


Note 1        NATURE AND CONTINUANCE OF OPERATIONS

              The company is in the exploration stage. The company has entered into a lease agreement to explore and mine a resource property located in the state of Nevada, United States and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the resource property will be dependent upon the discovery of economically recoverable reserves, confirmation of the company's interest in the underlying property, the ability of the company to obtain necessary financing to satisfy the expenditure requirements under the resource property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. The company has accumulated a deficit of $4,927 since inception. Its ability to continue as a going concern is dependent upon the ability of the company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

              The company was incorporated in Nevada on November 17, 2000.

Note 2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                              EXCHANGE ACT GUIDE 7

              The Securities and Exchange Commission's Exchange Act Guide 7 "Description of property by issuers engaged or to be engaged in significant mining operations" requires that mining companies in the exploration stage should not refer to themselves as development stage companies in the financial statements, even though such companies should comply with Financial Accounting Standard Board Statement No. 7, if applicable. Accordingly, the company has not been referred to as being a development stage company.

Note 2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

              RESOURCE PROPERTIES

              The acquisitions of resource properties are initially recorded at cost. Producing mineral properties are depleted over their estimated useful lives based upon a method relating recoverable mineral reserves to production. Non-producing mineral properties that the company abandons interest in are written-off in the year of abandonment. Exploration costs are expensed as incurred.

              ENVIRONMENTAL COSTS

              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the company's commitments to plan of action based on the then known facts.

              INCOME TAXES

              The company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes".

              BASIC LOSS PER SHARE

              The company reports basic loss per share in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be antidilutive.

              FAIR VALUE OF FINANCIAL INSTRUMENT

              The carrying value of cash and accounts payable approximates fair value because of the short maturity of these instruments.

Note 3        DEFERRED TAX ASSETS

              The Financial Accounting Standards Board issued Statement Number 109 in Accounting for Income Taxes ("FAS 109") which is effective for fiscal years beginning after December 15, 1992. FAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              The following table summarizes the significant components of the company's deferred tax assets:

                                                                         TOTAL
             Deferred Tax Assets
               Non-capital loss carryforward                          $   4,927
                                                                      =========

             Gross deferred tax assets                                $    2,464
             Valuation allowance for deferred tax asset                  ( 2,464)
                                                                      ----------
                                                                      $        -
                                                                      ==========


              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 4        INCOME TAXES

              No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2000 the company has net operating loss carryforwards, which expire commencing in 2020, totalling approximately $4,927, the benefit of which has not been recorded in the financial statements.

Note 5        NEW ACCOUNTING STANDARD

              In June 1998, the Financial Accounting Standards board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which standardized the accounting for derivative instruments. SFAS is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. Adopting this standard will not have a significant impact on the company's financial positions, results of operations or cash flows.

Note 6        SUBSEQUENT EVENTS

              i) On January 1, 2001 the company entered into a common share subscription agreement to issue 107,000 common shares at a price of $0.10 per share.

              ii) By a letter lease agreement effective January 29, 2001 the company was granted the exclusive right to explore and mine the Golden Cross resource property located in White Pine County of the State of Nevada for the following minimum advance royalty payments and performance commitment:

                  Minimum Advance Royalty Payments:

                  The owner shall be paid a royalty of 3% of the net smelter returns from all production. In respect to this royalty, the company is required to pay minimum advance royalty payments of the following:

                  -        $5,000 upon execution (paid);
                  -        $7,500 on January 29, 2002;
                  -        $10,000 on January 29, 2003
                  -        $20,000 on January 29, 2004
                  -        $50,000 on January 29, 2005 and thereafter

                  Performance Commitment:

                  The company is required to pay all federal and state mining claim maintenance fees for any year in which this agreement is maintained in good standing after June 1. The company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the company's activities on the property.

                  The term of this lease is for 20 years with automatic extensions so long as the conditions of the lease are met.

                            FOOTHILLS RESOURCES, INC.
                         (An Exploration Stage Company)
                                 BALANCE SHEETS
                       March 31, 2001 and December 31, 2000
                             (Stated in US Dollars)
                                   (UNAUDITED)

                                                                March 31,       December 31,
                                     ASSETS                       2001              2000
                                                                  ----              ----
Current
  Cash                                                        $        314      $     10,968
  Prepaid expenses                                                   1,200                 -
                                                              ------------      ------------
                                                              $      1,514      $     10,968
                                                              ------------      ------------

                                   LIABILITIES
Current
  Accounts payable                                            $      2,490      $      1,595
  Due to shareholder                                                   189                 -
                                                              ------------      ------------
                                                                     2,679             1,595
                                                              ------------      ------------

                        STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $0.001 par value
   1,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
  50,000,000 shares authorized
     250,000 shares outstanding                                     25,000            14,300
Deficit accumulated during the exploration stage                   (26,165)           (4,927)
                                                              ------------      ------------
                                                                    (1,165)            9,373
                                                              ------------      ------------
                                                              $      1,514      $     10,968
                                                              ============      ============

                             SEE ACCOMPANYING NOTES

                            FOOTHILLS RESOURCES, INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS
                 for the three month period ended March 31, 2001
 and for the period November 17, 2000 (Date of Incorporation) to March 31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)

                                                                   November 17,
                                                                       2000
                                                  Three months   (Date of Incor-
                                                     ended         poration) to
                                                    March 31,        March 31,
                                                      2001             2001
                                                      ----             ----
Revenue
  Interest income                                 $         65     $         88
                                                  ------------     ------------


Expenses
  Bank charges                                              75               93
  Management fees                                        4,000            6,500
  Professional fees                                     11,640           14,072
  Resource property acquisition costs                    5,000            5,000
  Transfer agent fees                                      588              588
                                                  ------------     ------------
                                                        21,303           26,253
                                                  ------------     ------------
Net loss for the period                           $     21,238     $     26,165
                                                  ============     ============
Loss per share                                    $       0.08
                                                  ============

Weighted average number of shares outstanding          250,000
                                                  ============

                             SEE ACCOMPANYING NOTES

                            FOOTHILLS RESOURCES, INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS
                 for the three month period ended March 31, 2001
 and for the period November 17, 2000 (Date of Incorporation) to March 31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)

                                                                     November 17,
                                                                         2000
                                                   Three months    (Date of Incor-
                                                      ended          poration) to
                                                     March 31,         March 31,
                                                       2001              2001
                                                   ------------      ------------
Cash Flows from Operating Activities
  Net loss for the period                          $    (21,238)     $    (26,165)

  Changes in non-cash working capital balances
   related to operations
    Prepaid expenses                                     (1,200)           (1,200)
    Accounts payable                                        895             2,490
    Due to shareholder                                      189               189
                                                   ------------      ------------
                                                        (21,354)          (24,686)
                                                   ------------      ------------
Cash Flows from Financing Activity
  Capital stock subscribed                               10,700            25,000
                                                   ------------      ------------
Increase (decrease) in cash during the period           (10,654)              314

Cash, beginning of the period                            10,968                 -
                                                   ------------      ------------
Cash, end of the period                            $        314      $        314
                                                   ============      ============

                             SEE ACCOMPANYING NOTES

                            FOOTHILLS RESOURCES, INC.
                         (An Exploration Stage Company)
              STATEMENT OF STOCKHOLDERS' DEFICIENCY for the period
           November 17, 2000 (Date of Incorporation) to March 31, 2001
                             (Stated in US Dollars)
                            (UNAUDITED - SEE NOTE 1)

                                                                             Deficit
                                                                           Accumulated
                                                             Additional    During the
                                     Common Shares            Paid-in      Exploration
                                   #          Par Value       Capital         Stage           Total
                               ----------     ----------     ----------     ----------      ----------
Capital stock subscribed
 pursuant to an offering
 memorandum for cash
                  - at $0.10      143,000     $      143     $   14,157     $        -      $   14,300
Net loss for the period                 -              -              -         (4,927)         (4,927)
                               ----------     ----------     ----------     ----------      ----------
Balance, December 31, 2000        143,000            143         14,157         (4,927)          9,373
Capital stock subscribed
 pursuant to an offering
 memorandum for cash
                  - at $0.10      107,000            107         10,593              -          10,700

Net loss for the period                 -              -              -        (21,238)        (21,238)
                               ----------     ----------     ----------     ----------      ----------
Balance, March 31, 2001           250,000     $      250     $   24,750     $  (26,165)     $   (1,165)
                               ==========     ==========     ==========     ==========      ==========

                             SEE ACCOMPANYING NOTES

                            FOOTHILLS RESOURCES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                      March 31, 2001 and December 31, 2000
                             (Stated in US Dollars)
                                   (UNAUDITED)


Note 1   INTERIM REPORTING

         While the information presented in the accompanying interim three months financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented. All adjustments are of a normal recurring nature. It is suggested that these financial statements be read in conjunction with the company's December 31, 2000 annual financial statements.

Note 2   COMMITMENT

         By a letter lease agreement effective January 29, 2001 the company was granted the exclusive right to explore and mine the Golden Cross resource property located in White Pine County of the State of Nevada for the following minimum advance royalty payments and performance commitment:

         Minimum Advance Royalty Payments:

         The owner shall be paid a royalty of 3% of the net smelter returns from all production. In respect to this royalty, the company is required to pay minimum advance royalty payments of the following:

         -     $5,000 upon execution (paid);
         -     $7,500 on January 29, 2002;
         -     $10,000 on January 29, 2003
         -     $20,000 on January 29, 2004
         -     $50,000 on January 29, 2005 and thereafter

         Performance Commitment:

         The company is required to pay all federal and state mining claim maintenance fees for any year in which this agreement is maintained in good standing after June 1. The company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the company's activities on the property.

         The term of this lease is for 20 years with automatic extensions so long as the conditions of the lease are met.

                            FOOTHILLS RESOURCES, INC.
                         [An Exploration Stage Company]


                                4,000,000 Shares


                                  Common Stock


                                 $0.05 Per Share

                                 --------------

                                   PROSPECTUS

                                 --------------

                            FOOTHILLS RESOURCES, INC.
                                9 Langton Close,
                             Woking, Surrey, England

                                  ________, 2001

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

         1. Article XII of the articles of incorporation of Foothills , filed as Exhibit 3.1 to the Registration Statement.

         2. Article XI of the bylaws of Foothills , filed as Exhibit 3.2 to the Registration Statement.

         3. Nevada Revised Statutes, Chapter 78.

         The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Foothills responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                                              Amount
SEC Registration fee                                            $50.00
Blue sky fees and expenses                                   $1,000.00
Legal fees and expenses                                     $20,000.00
Printing and shipping expenses                               $1,000.00
Accounting fees and expenses                                 $5,000.00
Transfer and Miscellaneous expenses                          $1,000.00
Total                                                       $28,050.00


* All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following sets forth information relating to all previous sales of Common stock by the Registrant which sales were not registered under the Securities Act of 1933.

         In connection with the organization of our company, our founding shareholder, J, Earl Terris, has paid an aggregate of $25,000 cash to purchase 250,000 shares of common stock of our company. This transaction was not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act. The securities were offered and sold without any general solicitation to persons affiliated with the Issuer as founding shareholders, are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. On February 2, 2001 Foothills issued 140,000 shares of common stock to Mr. Terris. On February 12, 2001 Foothills issued another 110,000 shares of common stock to Mr. Terris. Certificates representing the securities bear such a legend.

ITEM 27. EXHIBITS INDEX.


Number              Exhibit Name
------           ------------
1.1              Subscription Agreement
1.2              Subscription Agreement of J. Earl Terris
1.3              Subscription Agreement of J. Earl Terris
3.1              Articles of Incorporation
3.2              Certificate of Amendment
3.3              By-Laws
4.1              Specimen Stock Certificate
5.1              Opinion Regarding Legality
10.1             Mining Lease
10.2             Letter Agreement for lease
10.3             Mining Claim
10.4             Mining Claim
10.5             Mining Claim
10.6             Mining Claim
10.7             Mining Claim
10.8             Mining Claim
23.1             Consent of Amisano Hanson
23.2             Consent of Kennan E. Kaeder
23.3             Consent of Edward P. Jucevic


All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our articles of incorporation and By-Laws.

ITEM 28. UNDERTAKINGS.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant)of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Woking, Surrey, England, on June 18, 2001.


(Registrant)                       Foothills Resources, Inc.

By (signature and title)           /s/ J. Earl Terris
                                   ----------------------------------
                                   President, Treasurer, and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


(signature)                        /s/ J. Earl Terris
                                   ----------------------------------
(title)                            President, Chief Executive Officer,
                                   Secretary, Chairman of the Board
(date)                             June 18, 2001

(signature)                        /s/ J. Earl Terris
                                   ----------------------------------
(title)                            Principal Financial Officer
(date)                             June 18, 2001

                                INDEX TO EXHIBITS


SEC REFERENCE           TITLE OF DOCUMENT
NUMBER
1.1                     Subscription Agreement
1.2                     Subscription Agreement of J. Earl Terris
1.3                     Subscription Agreement of J. Earl Terris
3.1                     Articles of Incorporation
3.2                     Certificate of Amendment
3.3                     Bylaws
4.1                     Specimen Stock Certificate
5.1                     Opinion Regarding Legality
10.1                    Mining Lease
10.2                    Letter Agreement For Lease
10.3                    Mining Claim
10.4                    Mining Claim
10.5                    Mining Claim
10.6                    Mining Claim
10.7                    Mining Claim
10.8                    Mining Claim
23.1                    Consent of Amisano Hanson
23.2                    Consent of Kennan E. Kaeder
23.3                    Consent of Edward P. Jucevic